AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
                                                      REGISTRATION NO. 333-79107
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                AMENDMENT NO. 1
                                      TO
                                    FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
             (Exact name of Registrant as specified in its charter)

           NORTH CAROLINA                  56-0233140
  (State or other jurisdiction of       (I.R.S. Employer
   incorporation or organization)     Identification No.)

                       400 COX ROAD, POST OFFICE BOX 1398
                      GASTONIA, NORTH CAROLINA 28053-1398
                                (704) 864-6731
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------
                                 JACK G. MASON
                      400 COX ROAD, POST OFFICE BOX 1398
                      GASTONIA, NORTH CAROLINA 28053-1398
                                (704) 834-6422
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:


      B. ANDREW PICKENS, JR., ESQ.                   DAVID P. FALCK, ESQ.
  MCGUIRE, WOODS, BATTLE & BOOTHE LLP        WINTHROP, STIMSON, PUTNAM & ROBERTS
    BANK OF AMERICA CORPORATE CENTER                ONE BATTERY PARK PLAZA
   100 NORTH TRYON STREET, SUITE 2900           NEW YORK, NEW YORK 10004-1490
     CHARLOTTE, NORTH CAROLINA 28202                    (212) 858-1000
          (704) 373-8999

                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of the Registration Statement as determined by the registrant based on market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     The prospectus constituting a part of this Registration Statement also relates to $25,000,000 of the registrant's debt securities registered for sale in a Registration Statement on Form S-3 (File No. 33-65205), which securities are being carried forward in the combined prospectus pursuant to Rule 429 under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   (SUBJECT TO COMPLETION, DATED    , 1999)

PROSPECTUS



                                 $150,000,000


                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                                  INCORPORATED

                             SENIOR UNSECURED DEBT



                                ---------------
   o We may use this prospectus to offer from time to time our senior unsecured debt securities up to an aggregate amount of $150,000,000.

   o The debt securities may be offered in one or more separate series.

   o The specific terms of each series of debt securities issued will be described in a supplement to this prospectus.

   o The debt securities will be issued under the terms of an indenture, which is described in this prospectus.




                                ---------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR ANY SUPPLEMENT TO IT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                ---------------
   o We may sell debt securities through underwriters, dealers or agents, including Morgan Stanley & Co. Incorporated, or directly to other purchasers, or through any combination of these methods.

   o A supplement to this prospectus will name any underwriters, dealers or agents involved in the sale of debt securities and will describe their compensation.


This prospectus may not be used to consummate sales of these debt securities unless accompanied by a prospectus supplement. The prospectus supplement may update or change information contained in this prospectus.




                                ---------------
                          MORGAN STANLEY DEAN WITTER


                                        , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (Citicorp Center, 500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and the copy charges prescribed by the SEC. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important financial and other information to you by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless that information is superseded by the information contained in this prospectus. Information we file later with the SEC that is incorporated by reference and any prospectus supplement will automatically update and supersede any previous information that is part of this prospectus or any prior prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we offer with this prospectus:

     o Annual Report on Form 10-K for the fiscal year ended September 30, 1998;


     o Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999; and

     o Current Report on Form 8-K dated February 22, 1999.

     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the debt securities. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules also are available at the SEC's public reference rooms or through its EDGAR database on the internet.

     You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

           Public Service Company of North Carolina, Incorporated
           400 Cox Road
           Post Office Box 1398
           Gastonia, North Carolina 28053-1398
           Attn: Jack G. Mason, Vice President - Finance
           Telephone: (704) 834-6422

     You should rely only on the information provided in this prospectus or any prospectus supplement or that is incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.


         SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus that constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact, and you are cautioned not to rely to a great extent on them. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. We recommend that you consider these forward-looking statements in light of various important factors, including those set forth in this prospectus, and other factors set forth from time to time in the information that we file with the SEC. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations include, but are not limited to:

     o Our ability to implement successfully internal performance goals;

     o Performance issues with natural gas suppliers and transporters;

     o The capital-intensive nature of our business;

     o Regulatory issues (including rate relief to recover increased capital and operating costs);

     o Competition;

     o Weather;

     o Exposure to environmental issues and liabilities;

     o The pending acquisition of our Company by SCANA Corporation;

   o Our ability as well as the ability of our suppliers and customers and other third parties to successfully address Year 2000 compliance issues;

     o Variations in natural gas prices; and

     o General and specific economic conditions.

We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus. From time to time, subsequent to the date of the filing of this document, we may include additional or revised forward-looking statements in oral statements or other written documents. When used in our documents or oral presentations, words such as "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," "intend," or "believe" are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.


            PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

     We are a public utility engaged primarily in transporting, distributing and selling natural gas to approximately 343,000 residential, commercial and industrial customers in North Carolina. In connection with our natural gas distribution business, we promote, sell and install both new and replacement cooking, water heating, laundry, space heating, cooling and humidity control natural gas appliances and equipment. Through a nonregulated subsidiary, we provide conversion and maintenance services for natural gas-fueled vehicles in selected cities in and beyond our certificated territory. Through a subsidiary and a multi-state joint venture with Sonat Marketing Company L.P., we also participate in nonregulated businesses such as natural gas brokering and supply services.

     Our 31-county certificated service territory includes Raleigh, Durham and the Research Triangle Park area in the north central portion of the state, which accounted for approximately 61% of our customers and 52% of our total gas sales and transportation in fiscal 1998. Our central North Carolina area includes the cities of Gastonia, Concord and Statesville, located in the greater Charlotte metropolitan area, which accounted for 27% of customers and 33% of total gas sales and transportation. Our western area includes Asheville, Hendersonville and Brevard, which accounted for the remaining 12% of customers and 15% of total gas sales and transportation. Our diversified industrial base in our service territory includes manufacturers of textiles, chemicals, ceramics and clay products, glass, automotive products, minerals, pharmaceuticals, plastics, metals, electronic equipment, furniture and a variety of food and tobacco products. The North Carolina Utilities Commission regulates our utility operations.

     We were organized as a North Carolina corporation in 1938. Our corporate offices are located at 400 Cox Road, Post Office Box 1398, Gastonia, North Carolina 28053-1398, telephone (704) 864-6731.

                        ACQUISITION BY SCANA CORPORATION

     We have entered into an Agreement and Plan of Merger dated as of February 16, 1999, as amended and restated as of May 10, 1999, with SCANA Corporation and its wholly-owned acquisition subsidiaries providing for a merger transaction among our Company, SCANA Corporation and those subsidiaries. For more information, you may refer to our Current Report on Form 8-K dated February 22, 1999, which is incorporated by reference into this prospectus, or to the proxy statement/prospectus contained in the registration statement on Form S-4 (File No. 333-78227) relating to the merger, which is on file with the SEC. See "Where You Can Find More Information" above for a description of how you may access those documents.


                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of the debt securities will be used to repay short-term debt incurred primarily to finance our construction program and for other general corporate purposes. Pending application of the net proceeds for specific purposes, we may invest the proceeds in short-term or marketable securities.


                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for the fiscal years ended September 30 of the years indicated and for the twelve months ended December 31, 1998 and March 31, 1999. Earnings represent consolidated income from continuing operations before income taxes and fixed charges. Fixed charges include interest, whether expensed or capitalized, and the amortization of debt expense.




   TWELVE MONTHS ENDED
--------------------------
 DECEMBER 31,   MARCH 31,               YEARS ENDED SEPTEMBER 30,
-------------- ----------- --------------------------------------------------
     1998          1999       1994      1995      1996      1997      1998
-------------- ----------- --------- --------- --------- --------- ---------
  2.86              2.80       3.14      3.64      3.56      3.39      3.18

                        DESCRIPTION OF DEBT SECURITIES

     We may issue the debt securities at various times in one or more series under an indenture between us and First Union National Bank, as trustee, dated as of January 1, 1996. References in this prospectus to the indenture include amendments and supplements to the indenture from time to time.

     The following summary sets forth certain general terms and provisions of the debt securities and the indenture. A prospectus supplement will provide the particular terms of offered debt securities and will describe the extent, if any, to which the general terms and provisions described in this prospectus do not apply to those particular securities. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire indenture, including the definitions of certain terms, and the applicable prospectus supplement before you make any investment decision. Where this summary or any prospectus supplement refers to particular sections, provisions or defined terms in the indenture, those sections, provisions or defined terms are incorporated by reference into this summary or the applicable prospectus supplement. Section references used in this summary are references to the indenture.

     The covenants in the indenture do not necessarily protect you from a decline in our credit quality due to highly leveraged or other transactions involving us.


GENERAL

     The debt securities will rank as to priority of payment equally with all of our current and future outstanding unsubordinated and unsecured indebtedness. The indenture does not limit the aggregate amount of debt securities which we may issue under it, nor does it limit our incurring or issuing other unsecured debt or secured debt, except to the extent described under "Certain Covenants -- Limitations on Liens". Agreements governing our other outstanding funded debt generally prohibit us from issuing additional funded debt unless, after giving effect to the issuance, our consolidated funded debt is equal to or less than 70% of consolidated capitalization and earnings available for fixed charges for a recent 12-month period are at least equal to 175% of fixed charges for that period.

     The indenture provides that we may issue debt securities from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities under a supplemental indenture or pursuant to a resolution (or action taken pursuant to a resolution) by our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of our Company duly authorized by the Board of Directors for this purpose. The indenture allows us to "reopen" a previous issue of a series of debt securities and to issue additional debt securities of that series, if permitted by the terms of the applicable series. (Section 3.1 of the indenture.)

     The prospectus supplement relating to a particular series of debt securities being offered by the prospectus supplement will describe the terms of those debt securities, including, where applicable:

     o the specific designation of the debt securities;

     o any limit upon the aggregate principal amount of the debt securities;

     o the date or dates on which the principal of and premium, if any, is payable or the method of determining the payment date or dates;

     o the rate or rates (which may be fixed, variable, or zero) at which the debt securities will bear interest, if any, or the method of calculating the rate or rates;

     o the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

     o the date or dates on which interest, if any, will be payable and the record date or dates;

     o the place or places where principal of, premium, if any, and interest, if any, will be payable;

     o the period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option;

     o our obligation or right, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions, or on the happening of a specified event, or at the option of a holder, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed or purchased, in whole or in part, pursuant to the obligation or right;

     o the denominations in which the debt securities are authorized to be issued;

     o if other than the currency of the United States that as of the time of payment is legal tender for the payment of public and private debts, the currency (including composite currencies) for which debt securities may be purchased, or in which debt securities may be denominated, and/or in which the debt securities are stated to be payable;

     o if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula, or other method (which may be based on a currency other than that in which the debt securities are stated to be payable), the index, formula, or other method by which that amount will be determined;

     o if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula, or other method based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities, or otherwise by application of a formula, the index, formula, or other method by which that amount will be determined;

     o if other than the entire principal amount of the debt securities, the portion of the principal amount that will be payable upon declaration of the acceleration of the maturity of the debt securities or the method by which that portion will be determined;

     o the person to whom any interest will be payable if other than the person in whose name the debt security is registered on the applicable record date;

     o provisions, if any, granting special rights to the holders of the debt securities on the occurrence of events as may be specified;

     o any addition to, or modification or deletion of, any event of default (as described below) or any covenant of ours specified in the indenture with respect to the debt securities;

     o any additional amounts we will pay in respect of the debt securities or any option we have to redeem the debt securities in lieu of such payment;

     o whether the debt securities will be registered or bearer debt securities;


     o the date any debt securities will be dated if other than the date of issuance;

     o the forms of the debt securities, and coupons, if any;

     o the application, if any, of the defeasance provisions described below under "Defeasance," or other means of defeasance as may be specified for the debt securities;

     o the identity of the registrar and any paying agent;

     o whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities, and, if so, the identity of the depositary for the global security or securities and whether interests in the debt securities in global form may be exchanged for definitive certificated debt securities; and

     o any other special terms pertaining to the debt securities. (Section 3.1 of the indenture.)

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued only in fully registered, certificated form without coupons or in the form of one or more registered global securities as described below under "Global Debt Securities." (Section 2.1 of the indenture.) Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of the indenture.)

     If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index, or formula, or changes in prices of particular securities or commodities, we will describe the federal income tax consequences, specific terms, and other information with respect to the debt securities and the index or formula and securities or commodities in the applicable prospectus supplement.


PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency maintained by us for that purpose as we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered, certificated form may be made (1) by checks mailed to the holders of debt securities entitled to those payments at their registered addresses or (2) by wire transfer to an account maintained by the person entitled to those payments as specified in the register. (Sections 3.7(a) and 9.2 of the indenture.) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name the debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the indenture.)

     We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for that series. (Section 9.2 of the indenture.)

     Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency of ours maintained for that purpose as designated by us from time to time. (Sections 3.5 and 9.2 of the indenture.) Debt securities may be transferred or exchanged without any service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 3.5 of the indenture.)


GLOBAL DEBT SECURITIES

     Unless otherwise provided in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for the depositary identified in the applicable prospectus supplement. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of such depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary for that series or a nominee of that successor depositary and except in the circumstances described in the applicable prospectus supplement. (Section 3.5 of the indenture.)


     The specific terms of the depository arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depository arrangements.

     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depositary for that global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions ("Participants") that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interests by Participants in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the depositary for that global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through Participants will be shown on, and the transfer of the beneficial interests within those Participants will be effected only through, records maintained by the Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The limitations described above and those laws may impair the ability to transfer beneficial interests in these global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in certificated form and will not be considered the holders of the debt securities for any purposes under the indenture. (Section 3.8 of the indenture.) Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if that person is not a Participant, on the procedures of the Participant through which that person owns its interest, to exercise any rights of a holder under the indenture. The depositary may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a holder is entitled to give or take under the indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary would authorize the Participants to give that notice or take that action, and Participants would authorize beneficial owners owning through the Participants to give that notice or take that action or would otherwise act on the instructions of beneficial owners owning through them.


     Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal of, and premium, if any, and interest, if any, on debt securities represented by a global security registered in the name of a depositary or its nominee will be made by us through a paying agent to the depositary or its nominee, as the case may be, as the registered owner of the global security.

     We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by Participants to owners of beneficial interests in the global security held through those Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of the Participants. None of us, the trustee, or any agent of ours or the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global security, or for maintaining, supervising, or reviewing any records relating to those beneficial interests. (Section 3.8 of the indenture.)

     Unless otherwise specified in the applicable prospectus supplement, if the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of that series in definitive certificated form in exchange for all of the global security or securities representing the debt securities. (Section 3.5 of the indenture.) Debt securities so issued in definitive certificated form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.


CERTAIN DEFINITIONS

     "Attributable Debt" means, as to a lease under which any person is at the time liable that is required to be classified and accounted for as a Capitalized Lease Obligation on a person's balance sheet under GAAP, at any date as of which the amount of the Attributable Debt is to be determined, the total net amount of rent required to be paid by that person under the lease during the remaining primary term of the lease, discounted from the respective due dates of the rent to be paid to that date at the annual rate equal to the interest rate implicit in the lease. The net amount of rent required to be paid under the lease for that period will be the aggregate amount of rent payable by lessee with respect to that period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, and similar expenses, or any amount required to be paid by the lessee thereunder contingent on the amount of revenues (or other similar contingent amounts). In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease after the first date on which it may be so terminated. Notwithstanding the above, the term Attributable Debt excludes any amounts relating to any sale and leaseback transaction which we or a subsidiary of ours is permitted to enter into in accordance with the provisions described in the second and third sentences under the caption "Limitation on Sale and Leaseback Transactions."

     "Capitalized Lease Obligation" means, as applied to any person, the rental obligation, as described above, under any lease of any property (whether real, personal, or mixed) the discounted present value of the rental obligations of that person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that person.

     "Consolidated Net Tangible Assets" means, with respect to us as of any date, our total assets as they appear on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, less (1) all liabilities shown on the consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP; and (2) all assets shown on the consolidated balance sheet that are classified and accounted for as our intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, licenses, patents and patent applications, trademarks, brand names, and goodwill.

     "Funded Debt" means all indebtedness for borrowed money owed or guaranteed by us or any of our subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on our most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of the consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of the consolidated balance sheet at the option of the borrower.

     "GAAP" means generally accepted accounting principles in the United States in effect on the date of application.

     "Government Obligations" means securities that are (1) direct obligations of the United States for which the full faith and credit of the United States is pledged for payment or (2) obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the option of the issuer of the obligation, and will also include a depository receipt issued by a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $50,000,000 as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by the custodian for the account of the holder of a depository receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian relating to the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

     "subsidiary" of any person means any person of which at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of that person is owned, directly or indirectly, by the person directly or through one or more subsidiaries of the person.

CERTAIN COVENANTS

     LIMITATION ON LIENS. We will not, and will not permit any subsidiary to, incur, assume, or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien, charge, security interest, trust arrangement, conditional sale, or other title retention agreement, or other encumbrance of any nature whatsoever (referred to in this prospectus as "liens") on any property, if the sum, without duplication, of (a) the aggregate principal amount of all secured debt and (b) all Attributable Debt in respect of sale and leaseback transactions (other than certain excluded sale and leaseback transactions) exceeds 15% of our Consolidated Net Tangible Assets, unless we provide that the debt securities will be secured equally and ratably with (or, at our option, prior to) such secured debt. The provisions described in the preceding sentence do not apply to, and there will be excluded in computing the aggregate amount of secured debt for purpose of such restriction, indebtedness secured by the following liens:

     o Liens existing as of the date of the indenture;

     o Liens relating to a contract that was entered into by us or any of our subsidiaries prior to the date of the indenture;

   o Liens on any property existing at the time of acquisition of the property (whether the acquisition is direct or by acquisition of stock, assets, or otherwise) by us or any of our subsidiaries, provided that those liens do not extend to or cover any property other than the property being acquired and fixed improvements then or later erected on the property;

   o Liens on or relating to any property, including any contract rights relating to the property, acquired, constructed, refurbished or improved by us or any of our subsidiaries, including but not limited to liens to secure all or any part of the cost of construction, alteration, or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing, after the date of the indenture which are created, incurred or assumed:


    o contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment, or improvement, or the commencement of commercial operation, of the property (or, in the case of liens on contract rights, the completion of construction, or the commencement of commercial operation of the facility to which the contract rights relate, regardless of the date when the contract was entered into),


    o to secure or provide for the payment of any part of the purchase price of the property or the cost of the construction, refurbishment, or improvement;

    provided, however, that in the case of any such acquisition, construction, refurbishment, or improvement, the lien will relate only to indebtedness reasonably incurred to finance the acquisition, construction, refurbishment, or improvement and will not extend to cover any other property other than fixed improvements then or later existing on the property;


     o Liens securing indebtedness owing by any subsidiary to us or to any other subsidiary of ours;

   o Liens in connection with the sale or other transfer in the ordinary course of business of (1) crude oil, natural gas, other petroleum hydrocarbons, or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize a specified amount of money (however determined) or a specified amount of the minerals, or (2) any other interest in property of the character commonly referred to as a "production payment";

   o Liens on current assets to secure any indebtedness maturing (including any extensions or renewals of the indebtedness) not more than one year from the date of the creation of such lien; and

   o Liens for the sole purpose of extending, renewing, or replacing in whole or in part the indebtedness secured by the liens referred to in each of the bullet points above, inclusive, or in this clause; provided, however, that the liens excluded pursuant to this clause will be excluded only in an amount not to exceed the principal amount of indebtedness secured at the time of the extension, renewal, or replacement, and that such extension, renewal, or replacement will be limited to all or part of the property subject to the lien extended, renewed, or replaced (plus refurbishment of, or improvements on or to, the property).

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. Neither we nor any of our subsidiaries may enter into, assume, guarantee, or otherwise become liable with respect to any direct or indirect arrangement with any person or to which any person is a party, providing for the leasing to us or a subsidiary of ours of any property, whether owned at the date of the indenture or acquired afterwards, which has been or is to be sold or transferred by us or the subsidiary to that person or to any other person to whom funds have been or are to be advanced by the person on the security of the property (referred to in this prospectus as a "sale and leaseback transaction") involving any property, if the latest to occur of the acquisition, the completion of construction, or the commencement of commercial operation of the property will have occurred more than 180 days prior to any such action, unless after giving effect to that action the sum, without duplication, of (a) the aggregate principal amount of all secured debt (excluding indebtedness secured by the liens described in the exclusions to the restriction contained in the first sentence under "Limitations on Liens" above) and (b) all Attributable Debt relating to sale and leaseback transactions does not exceed 15% of our Consolidated Net Tangible Assets.

   o This restriction will not apply to any sale and leaseback transaction if, within 180 days from the effective date of the sale and leaseback transaction, we or the subsidiary apply an amount not less than the greater of:

          either the net proceeds of the sale of the property leased pursuant to the arrangement, or the fair value of the property to retire its Funded Debt, including, for this purpose, any currently maturing portion of the Funded Debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in the sale and leaseback transaction.

   o This restriction also does not apply to any sale and leaseback transaction:

          between us and any subsidiary or between any subsidiaries,

          entered into prior to the date of the indenture, or

          for which, at the time the transaction is entered into, the term of the related lease to us or the subsidiary of the property sold pursuant to the transaction is three years or less.


CONSOLIDATION, MERGER OR SALE BY OUR COMPANY

     We will not consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless:

   o the person formed by or surviving the consolidation or merger (if other than our Company) or which acquires our assets, is organized and existing under the laws of the United States, any state of the United States, or the District of Columbia;

   o the person formed by or surviving the consolidation or merger (if other than our Company), or which acquires our assets, expressly assumes by supplemental indenture all of our obligations under the debt securities and the indenture; and

   o immediately after giving effect to the transaction, no default or event of default will have occurred and be continuing.

Upon any such consolidation, merger, or sale, the successor person formed by such consolidation, or into which our Company is merged, or to which such sale is made, will succeed to, and be substituted for, us under the indenture. (Section 7.1 of the indenture.)

     We will be required to comply with the provisions described in this section in connection with our pending merger with SCANA Corporation.

     The indenture contains no covenants or other specific provisions to afford protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of our Company, except to the limited extent described above.


EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The indenture provides that, if an event of default specified in the indenture occurs regarding the debt securities of any series and is continuing, the trustee for that series or the holders of at least 33 1/3% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the trustee for that series, if notice is given by those holders of debt securities), may declare the principal of (or, if the debt securities of that series are Original Issue Discount Securities (as defined in the indenture), the portion of the principal amount specified in the prospectus supplement) and accrued interest on all the debt securities of that series to be immediately due and payable. (Section 5.2 of the indenture.) At any time after such a declaration and before a judgment or decree for payment for money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of those securities may rescind and annul the declaration and its consequences, subject to certain limitations described in the indenture.

   Events of default relating to debt securities of any series are defined in the indenture as being:

   o default for 30 days in payment of any interest on any debt security of that series or any additional amount payable on debt securities of that series as specified in the applicable prospectus supplement when due;

   o default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when and as due;

   o default for 90 days after notice to us by the trustee for that series, or by the holders of 33 1/3% in aggregate principal amount of the debt securities of that series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series, in the indenture (or in any supplemental indenture or board resolution referred to in the indenture) under which the debt securities of that series may have been issued;

   o default constituting failure to pay any portion of the principal of, premium, if any, or interest on, or resulting in acceleration of, other indebtedness (in a principal amount outstanding of $20,000,000 or more) for money borrowed by us where the default under the other indebtedness is not cured or remedied, and any acceleration is not rescinded or annulled within 30 days after the written notice of acceleration to us by the trustee or to us and the trustee by the holders of 33 1/3% in aggregate principal amount of the debt securities of that series then outstanding; provided that, the event of default will be cured or waived if (1) the payment default or default that resulted in any acceleration of the other indebtedness for money borrowed is cured or waived and (2) any acceleration is rescinded or annulled; and

     o certain events of bankruptcy, insolvency or reorganization of our Company. (Section 5.1 of the indenture.)

     Events of default with respect to a specified series of debt securities may be added to the indenture and, if added, will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1(7) of the indenture.) No event of default regarding any series of debt securities necessarily constitutes an event of default regarding the debt securities of any other series issued under the indenture.

     The indenture provides that the trustee will, subject to certain exceptions, within 90 days after the occurrence of a default known to it regarding the debt securities of any series, give to the holders of the debt securities of that series notice of all of those defaults unless the default will have been cured or waived. "Default" means any event that is, or after notice or passage of time or both, would be, an event of default under the indenture. (Section 1.1 of the indenture.)

     The indenture provides (subject to certain limitations) that the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected (with each of those series voting as a class) may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee. (Section 5.8 of the indenture.)

     The indenture includes a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture. (Section 9.7 of the indenture.)

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series by notice to the trustee may waive, on behalf of the holders of all debt securities of that series, any past default or event of default regarding that series and its consequences except (1) a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security, or (2) a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of a debt security of that series. (Section 5.7 of the indenture.)


MODIFICATION OF THE INDENTURE

     The indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

   o to evidence the succession of another person to our Company and the assumption of our covenants in the indenture and in the debt securities by our successor;

     o to add to our covenants or surrender any of our rights or powers;

     o to add additional events of default with respect to all or any series of debt securities;

   o to add or change any provisions to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or in global form;

     o to change or eliminate any provision affecting debt securities not yet issued;

     o to secure the debt securities;

     o to establish the form or terms of debt securities;

     o to evidence and provide for successor trustees;

   o if allowed without penalty under applicable laws and regulations, to permit payment of debt securities in bearer form in the United States;

   o to correct or supplement any inconsistent provisions or to make any other provisions regarding matters or questions arising under the indenture; provided that the action does not adversely affect the interests of any holder of debt securities of any series; or

   o to cure any ambiguity or correct any mistake, provided that the action does not adversely affect the interests of any holder of debt securities of any series. (Section 8.1 of the indenture.)

     The indenture also contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities adversely affected by such a supplemental indenture (with the debt securities of all series voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series; provided, however, that no such supplemental indenture may, without the consent of the holder of each debt security so affected:

     o change the time for payment of principal or premium, if any, or interest on any debt security;

   o reduce the principal of, or any installment of principal of, or premium, if any, or the rate of interest on any debt security, or change the manner in which the amount of any of those items is determined;

     o reduce the amount of premium, if any, payable on the redemption of any debt security;

     o reduce the amount of principal payable on acceleration of the maturity of any Original Issue Discount Security;

     o change the currency in which any debt security or any premium or interest on a debt security is payable;

   o change the index, securities or commodities with reference to which or the formula by which the amount of principal or any premium or interest on a debt security is determined;

   o impair the right to institute suit for the enforcement of any payment on or after the maturity or redemption of any debt security;

   o reduce the percentage in principal amount of the outstanding debt securities affected for which the consent of holders of debt securities is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

   o change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

   o modify the provisions relating to waiver of certain defaults or any of the above provisions except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of holders of each outstanding debt security affected by the modification or waiver.(Section 8.2 of the indenture.)


DEFEASANCE

     DEFEASANCE AND DISCHARGE. Unless the prospectus supplement relating to the debt securities of a series provides otherwise, we, at our option, will be deemed to have paid and will be discharged from any and all obligations relating to those debt securities (except for, among other matters, certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold certain monies for payment in trust) if, among other things:

   o we have irrevocably deposited with the trustee, in trust, Government Obligations that through the payment of interest and principal on the Government Obligations in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient to pay in the currency in which those debt securities are payable all the principal of, and interest on, those debt securities on the dates the payments are due in accordance with the terms of those debt securities;

   o we have delivered to the trustee an officers' certificate and an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option under this "Defeasance and Discharge" provision and will be subject to U.S. federal income tax on the same amounts in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred, which Opinion of Counsel must be based upon (1) a ruling of the U.S. Internal Revenue Service to the same effect or (2) a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

   o no default or event of default has occurred or is continuing, and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound; and

   o we have delivered to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit referred to in the first bullet point above does not constitute an investment company under the Investment Company Act of 1940.

The prospectus supplement will more fully describe the provisions relating to the discharge or termination of obligations. (Sections 4.3 and 4.6 of the indenture.)

     DEFEASANCE OF CERTAIN COVENANTS. Unless the prospectus supplement relating to the debt securities of a series provides otherwise, we, at our option, need not comply with certain restrictive covenants of the indenture (including those described above under "Certain Covenants") on, among other things, the irrevocable deposit with the trustee, in trust, of money and/or Government Obligations that through the payment of interest and principal on in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of, and interest on, those debt securities on the dates such payments are due in accordance with the terms of such debt securities, the satisfaction of the provisions described in the last two bullet points of the preceding paragraph and the delivery by us to the trustee of an Opinion of Counsel to the effect that, among other things, the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. (Sections 4.5 and 4.6 of the indenture.)


THE TRUSTEE

     First Union National Bank is the trustee under the indenture. We also maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.


GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.


                              PLAN OF DISTRIBUTION

   We may, from time to time, sell debt securities:

     o through underwriters, dealers, or agents, including Morgan Stanley & Co. Incorporated,

     o directly in each case to the public, institutional investors and other purchasers or

     o through a combination of any of those methods.

A prospectus supplement will set forth the terms of the offering of the debt securities, including the name or names of any underwriters, dealers or agents, the purchase price of the debt securities, the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the debt securities may be listed. Only underwriters named in a prospectus supplement are deemed to be underwriters in connection with the debt securities offered by that prospectus supplement.

     If underwriters are used in the sale, the underwriters will acquire the debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by the prospectus supplement if any of the debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are used in the sale, unless otherwise indicated in the prospectus supplement relating to the debt securities of any series, we will sell the debt securities of that series to the dealers as principal. The dealers may then resell the debt securities of that series to the public at varying prices to be determined by the dealers at the time of resale.

     Debt securities may also be sold directly, by us or through agents designated by us from time to time. Any agent involved in the offering and sale of debt securities in connection with which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

     Debt securities offered may be a new issue of securities with no established trading market. Any underwriters to whom we sell the debt securities for public offering and sale may make a market in the debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any of the debt securities.

     Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution regarding payments that the agents or underwriters may be required to make in connection with those liabilities. Agents, underwriters, and dealers may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

     The place and time of delivery of the debt securities for which this prospectus is delivered will be set forth in the prospectus supplement.


                                 LEGAL MATTERS

     The validity of the issuance of the debt securities offered pursuant to this prospectus will be passed upon for us by McGuire, Woods, Battle & Boothe LLP, Charlotte, North Carolina, our counsel, and J. Paul Douglas, Esq., Corporate Counsel and Secretary. Unless otherwise set forth in the prospectus supplement, Winthrop, Stimson, Putnam & Roberts, New York, New York, will pass upon certain legal matters on behalf of any underwriters, dealers or agents.


                                    EXPERTS

     The consolidated financial statements and schedules included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1998 incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports relating to those financial statements and schedules and are included in this prospectus in reliance on the authority of that firm as experts in giving those reports.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the Company in connection with the issuance and distribution of the securities being offered hereby are:


       Registration Fee .............................   $  34,750*
       Fees and Expenses of Indenture Trustee .......      15,000
       Printing .....................................      70,000
       Legal Fees and Expenses ......................     125,000
       Rating Agency Fees and Expenses ..............      68,000
       Accounting Fees and Expenses .................      75,000
       Blue Sky Fees and Expenses ...................       3,000
       North Carolina Utilities Commission ..........         250
       Miscellaneous ................................       4,000
                                                        ---------
         Total ......................................   $ 395,000
                                                        =========

---------
* Does not include $8,621 paid previously in connection with a prior registration statement (File No. 33-65205).


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-Laws of the Company contain provisions that require the Company to indemnify current or former directors or officers to the fullest extent allowed by law. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorize North Carolina corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     The Company maintains insurance to protect itself and its directors and officers against expense or loss arising from any action, suit or proceeding brought by reason of the fact that any person is a director or officer of the Company. The policy provides for the payment on behalf of its directors and officers of losses that arise from claims against the directors and officers for a wrongful act while acting in that capacity. The policy also provides for payment of losses that the Company may be required or permitted to pay as indemnity due the directors or officers for claims against them for wrongful acts.


ITEM 16. EXHIBITS



 EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-------------

---------------------------------------------------------------------------------------------------
       1        Form of Underwriting Agreement
       4(a)     Indenture dated as of January 1, 1996 between the Company and First Union National Bank, as supplemented by a First Supplemental Indenture dated as of January 1, 1996 (incorporated by reference to Exhibit 4-E-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                December 31, 1995 (File No. 1-11429))
       4(b)     Second Supplemental Indenture dated as of December 15, 1996 (incorporated by reference to Exhibit
                4-E-3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996
                (File No. 1-11429))
       4(c)*    Form of Supplemental Indenture relating to debt securities to be offered pursuant to the prospectus constituting a part of this Registration Statement
       5*       Opinion of McGuire, Woods, Battle & Boothe LLP
      12*       Ratio of Earnings to Fixed Charges
      23(a)     Consent of Arthur Andersen LLP
      23(b)     Consent of McGuire, Woods, Battle & Boothe LLP (contained in the opinion included as Exhibit 5)
      24*       Powers of Attorney (included in signature page)
      25**      Statement of Eligibility of Indenture Trustee Under Trust Indenture Act of 1939

---------
*  Previously filed.
** As amended from previous filing.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, and the state of North Carolina, on the 4th day of June, 1999.


                                        PUBLIC SERVICE COMPANY OF NORTH
                                        CAROLINA, INCORPORATED


                                        By: /s/   CHARLES E. ZEIGLER, JR.
                                          -------------------------------------

                                          CHARLES E. ZEIGLER, JR.
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                      DATE
----------------------------------------  -------------------------------------- -------------
  /s/   CHARLES E. ZEIGLER, JR.           Chairman, President, Chief Executive   June 4, 1999
  ----------------------------------      Officer, and Director (Principal
  CHARLES E. ZEIGLER, JR.                 Executive Officer)

                 *                        Vice President - Finance               June 4, 1999
  ----------------------------------      (Principal Financial and Accounting
  JACK G. MASON                           Officer)

                 *                        Director                               June 4, 1999
  ----------------------------------
  WILLIAM C. BURKHARDT

                 *                        Director                               June 4, 1999
  ----------------------------------
  WILLIAM A.V. CECIL

                 *                        Director                               June 4, 1999
  ----------------------------------
  BERT COLLINS

                 *                        Director                               June 4, 1999
  ----------------------------------
  JOHN W. COPELAND

                 *                        Director                               June 4, 1999
  ----------------------------------
  VAN E. EURE

                 *                        Director                               June 4, 1999
  ----------------------------------
  WILLIAM L. O'BRIEN, JR.

                 *                        Director                               June 4, 1999
  ----------------------------------
  D. WAYNE PETERSON

                SIGNATURE                    TITLE        DATE
----------------------------------------  ---------- -------------
                    *                     Director   June 4, 1999
  ----------------------------------
  BEN R. RUDISILL, II

                    *                     Director   June 4, 1999
  ----------------------------------
  G. SMEDES YORK


*By: /s/ J. PAUL DOUGLAS
    --------------------------------
         J. PAUL DOUGLAS
         ATTORNEY-IN-FACT





                               INDEX TO EXHIBITS



 EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-------------

----------------------------------------------------------------------------------------------------
       1        Form of Underwriting Agreement
       4(a)     Indenture dated as of January 1, 1996 between the Company and First Union National Bank, as supplemented by a First Supplemental Indenture dated as of January 1, 1996 (incorporated by reference to Exhibit 4-E-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                December 31, 1995 (File No. 1-11429))
       4(b)     Second Supplemental Indenture dated as of December 15, 1996 (incorporated by reference to Exhibit
                4-E-3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996
                (File No. 1-11429))
       4(c)*    Form of Supplemental Indenture relating to debt securities to be offered pursuant to the prospectus
                constituting a part of this Registration Statement
       5*       Opinion of McGuire, Woods, Battle & Boothe LLP
      12*       Ratio of Earnings to Fixed Charges
      23(a)     Consent of Arthur Andersen LLP
      23(b)     Consent of McGuire, Woods, Battle & Boothe LLP (contained in the opinion included as Exhibit 5)
      24*       Powers of Attorney (included in signature page)
      25**      Statement of Eligibility of Indenture Trustee Under Trust Indenture Act of 1939



---------
*  Previously filed.
** As amended from previous filing.